Exhibit 10.3

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ASSET TRANSFER AGREEMENT

among

ALKERMES PHARMA IRELAND LIMITED

as Purchaser

and

BAUDAX BIO, INC.

as Seller

Dated as of March 29, 2023

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i

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ii

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TABLE OF CONTENTS

		Page

Section 7.12	Rules of Construction	26
Section 7.13	Counterparts; Deliveries	26

EXHIBIT A Intellectual Property Assignments	1

EXHIBIT B Seller FDA Letter	1

EXHIBIT C Withdrawal Notice	1

iii

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ASSET TRANSFER AGREEMENT

This ASSET TRANSFER AGREEMENT (as may be amended, restated, supplemented or otherwise modified in accordance with Section 7.6, this “Agreement”), dated as of March 29, 2023 (the “Agreement Date”), is among Alkermes Pharma Ireland Limited, a limited liability company organized under the laws of Ireland, whose registered number is 448848 and whose registered address is Connaught House, 1 Burlington Road, Dublin 4, Ireland (“Purchaser”), and Baudax Bio, Inc., a Pennsylvania corporation, with an address of 490 Lapp Road, Malvern PA 19355 (“Seller”).

RECITALS

WHEREAS, Seller is party to that certain Purchase and Sale Agreement, dated March 7, 2015, as amended on March 7, 2015, December 20, 2018, and August 17, 2020, by and among Purchaser, Seller and the other parties thereto (the “PSA”);

WHEREAS, Purchaser and Seller are parties to that certain Asset Transfer and License Agreement, dated April 10, 2015, as amended on December 23, 2015, December 20, 2018, and August 17, 2020 (the “ATLA”);

WHEREAS, pursuant to Seller’s rights under the PSA and the ATLA, Seller is entitled to sell, market, distribute, manufacture and commercialize, by itself or through third parties, the Product (as defined below); and

WHEREAS, Seller desires to transfer and assign to Purchaser, and Purchaser desires to acquire and assume from Seller, all of the Acquired Assets and the Assumed Liabilities, free and clear of all Liens and otherwise on the terms and subject to the conditions set forth herein, and the Parties desire to terminate their respective rights and obligations under the PSA, the ATLA and the Manufacturing Agreement (as defined below).

AGREEMENT

In consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. For purposes of this Agreement:

“Acquired Intellectual Property” means all Intellectual Property owned or Controlled by a Seller Group Member and solely relating to the Product, including the Intellectual Property set forth in Annex 1.1(a) – Acquired Intellectual Property.

“Acquired Regulatory Approvals” means (a) NDA number [***] (the “Product NDA”), (b) IND number [***], (c) IND number [***], and (d) all other Regulatory Approvals and Regulatory Approval Applications owned or controlled by any Seller Group Member relating to the Product, and all amendments and supplements with respect to any of the foregoing filed with the applicable Regulatory Authority by any Seller Group Member.

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“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. As used herein, the term “control” means: (a) the power to vote [***] of the voting power of a Person, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of such a Person, whether through ownership of voting securities, by contract or otherwise.

“Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or analogous combined, consolidated or unitary group defined under state, local or foreign Income Tax Law).

“Ancillary Agreements” means the Intellectual Property Assignments.

“Business Day” means a day other than Saturday, Sunday or any other day on which banks in the City of New York, New York, or Dublin, Ireland, are required or authorized to be closed.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Confidential Information” shall mean, with respect to a Party, all information, data, documents, agreements, files, and other materials, whether disclosed orally or disclosed or stored in written, electronic, or other form or media, which is obtained from or disclosed by a Party or its representatives, whether obtained before or on or after the date hereof, relating to such Party, its business, any of its Affiliates or any of their respective businesses, or the Acquired Assets, together with the terms and conditions of, or other facts relating to, the transactions contemplated by this Agreement, including, without limitation, all notes, analyses, compilations, reports, forecasts, studies, samples, and other documents prepared by or for the other Party which contain or otherwise reflect or are derived or based in whole or in part on such information, data, documents, agreements, files, or other materials; provided, however, that “Confidential Information” does not include information that: (a) at the time of disclosure or thereafter is generally available to and known by the public, other than as a result of disclosure by the receiving Party or any of its representatives in violation of this Agreement; or (b) is or becomes available to the receiving Party on a non-confidential basis from a source other than the disclosing Party, provided that such source, to the receiving Party’s knowledge after reasonable inquiry, is not and was not bound by a confidentiality agreement with respect to such information or otherwise prohibited from transmitting such information by a contractual, legal, or fiduciary obligation; or (c) has been independently acquired or developed by the receiving Party without reference to the Confidential Information.

“Contracts” means all contracts, agreements, licenses, indentures, notes, bonds, instruments, leases, mortgages, sales orders, purchase orders, arrangements, commitments, obligations and other understandings or undertakings of any nature, in any case whether written or oral, as well as any bids or proposals which if accepted would result in a binding contract, and all amendments, restatements, supplements or other modifications thereto or waivers thereunder.

“Controlled” means, with respect to any Intellectual Property that a Party (a) owns or (b) has a license or other right to such Intellectual Property, and, in each case ((a) and (b)), has the ability to grant a Person access, a license or a sublicense (as applicable) to the foregoing without violating the terms of any then-existing agreement or other arrangement with any third party.

“Dollars” means the currency of the U.S. dollar, and all references to monetary amounts herein shall be in Dollars unless otherwise specified herein.

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“Equipment” means all equipment located at any of Purchaser’s facilities as of the Closing that was purchased under (a) the Manufacturing Agreement or (b) otherwise to support the commercial supply of Product, including all capital equipment purchased pursuant to Sections 5.4 and 5.6 of the Manufacturing Agreement and any equipment for commercial supply [***], including the Equipment set forth in Annex 1.1(b) – Acquired Equipment.

“Exploit” means to make, have made, import, use, sell, or offer for sale, including to research, develop, commercialize, register, modify, enhance, improve, manufacture, have manufactured, hold or keep (whether for disposal or otherwise), formulate, optimize, have used, export, transport, distribute, promote, market, support, maintain, correct, create derivative works, have sold or otherwise dispose of, and otherwise exploit. “Exploitation” has the correlative meaning.

“FDA” means the United States Food and Drug Administration and any successor agency thereto.

“FDA Act” means the U.S. Federal Food, Drug and Cosmetic Act, as amended, and the rules and regulations promulgated thereunder.

“Fraud” means actual common law fraud in the making of a representation or warranty specifically set forth in this Agreement committed by a Person making such representation or warranty with the intent to deceive another Person, and to induce any Person to enter into this Agreement or and requires (a) a false representation or warranty; (b) actual knowledge or belief that such representation or warranty is false; (c) an intention to induce such other Person to whom such representation or warranty was made to act or refrain from acting in reliance upon it; (d) causing that Person, in justifiable reliance upon such false representation or warranty to take or refrain from taking action; and (e) causing such Person or any party hereto to suffer damage by reason of such reliance. For clarity, a claim for Fraud may only be made against such Person committing such Fraud.

“GAAP” means U.S. generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession that are applicable to the circumstances from time to time.

“Governmental Authority” means any court, tribunal, arbitrator, authority (including any Regulatory Authority), agency, commission, bureau, board, department, official, body or other instrumentality of the United States, any foreign country, or any domestic or foreign state, province, county, city, other political subdivision or any other similar body or organization exercising governmental or quasi-governmental power or authority.

“Income Taxes” means Taxes (a) imposed on, or with reference to, net income or gross receipts, or (b) imposed on, or with reference to, multiple bases including net income or gross receipts.

“IND” means an Investigational New Drug Application filed with the FDA pursuant to 21 C.F.R. Part 312 (or its successor regulation) with respect to a product, or the equivalent application or filing filed with any equivalent agency or Governmental Authority outside the United States of America, and all supplements, amendments, variations, extensions, and renewals thereof that may be filed with respect to the foregoing.

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“Intellectual Property” means any and all intellectual property and proprietary rights of any kind or nature, whether protected, created or arising under any Law, including all: (i) Patents, (ii) Know-How, (iii) Trademarks, (iv) domain names and URLs, (v) copyrights, mask works, works of authorship, and applications, registrations, and renewals in connection therewith, (vi) registered designs, (vii) rights in databases, compilations of data and data, including all personally identifiable information and clinical trial data, and all aggregated data, (viii) moral rights, rights of publicity and other rights to use or exploit the name, image and likeness of any individual, (ix) rights under applicable Laws in customer lists, supplier lists, pricing and cost information, and business and marketing plans, in any form whether or not specifically listed herein, all rights to limit the use or disclosure of any of the foregoing, and all embodiments of, and all documentation relating to, any of the foregoing, (x) rights under applicable Laws in software (including both object codes and source codes) and application programming interfaces, (xi) rights under applicable Laws to bring an action for infringement, dilution, misappropriation or other impairment or violation of rights and to receive damages, proceeds or any other legal or equitable protections and remedies with respect to any of the foregoing, and (xii) similar or equivalent rights to any of the foregoing recognized by any Governmental Authority anywhere in the Territory.

“Inventory” means, as of the Closing, all inventory of finished Product, whether or not labeled, and any components thereof, suitable for use in clinical trials or in commercialization.

“Know-How” means all technical, scientific and other know-how and information, trade secrets, knowledge, technology, methods, processes, formulations, formulae, designs, drawings, assembly procedures, specifications, data, results and other material (whether or not patentable), including: software, algorithms, marketing reports, expertise, biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, preclinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols, assays, test data and biological methodology, in each case (whether or not confidential, proprietary, patented or patentable) in written or electronic form.

“Knowledge” means, when referring to the “knowledge” of Seller, or any similar phrase or qualification based on knowledge of Seller, the actual knowledge of each of [***].

“Law” means the common law of any state or other jurisdiction, or any provision of any foreign, federal, state or local law, statute, code, rule, regulation, Order, certification standard, accreditation standard, Permit, judgment, regulatory code of practice, statutory guidance, injunction, decree or other decision of any court or other tribunal or Governmental Authority.

“Liabilities” means any indebtedness, liabilities, commitments or obligations of any nature whatsoever, whether accrued or unaccrued, absolute or contingent, direct or indirect, asserted or unasserted, fixed or unfixed, known or unknown, perfected or unperfected, liquidated or unliquidated, secured or unsecured, or otherwise, whether due or to become due, whether arising out of any Contract or tort based on negligence or strict liability, and however arising and including all fees, costs and expenses related thereto.

“Licensed Intellectual Property” means all Intellectual Property owned or Controlled by a Seller Group Member and that are practiced by or on behalf of a Seller Group Member as of the Closing that are necessary or useful to Exploit any Product.

“Liens” means all liens, security interests, claims, mortgages, deeds of trust, preemptive rights, leases, charges, options, rights of first refusal, easements, proxies, voting trusts or agreements, transfer restrictions, pledges, assessments, covenants, burdens and other encumbrances of every kind, including restrictions on voting or use.

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“Losses” means any and all direct financial Liabilities, losses, damages, judgments, awards, settlements, interest, penalties, fines, Taxes, demands, Proceedings, claims, deficiencies, costs and expenses of any kind (including reasonable fees and expenses of attorneys, accountants and other experts paid in connection with the investigation or defense of any of the foregoing or any Proceeding relating to any of the foregoing) but specifically excluding any indirect or consequential damages (including lost profits or damages based on diminution of value or multiples of revenue).

“Manufacturing Agreement” means (a) that certain Development, Manufacturing and Supply Agreement, dated as of July 10, 2015, as amended on October 19, 2016, February 1, 2017, and June 15, 2017, by and between Purchaser and Seller, and (b) certain letter agreements between the Parties related to subsection (a), including a Letter Agreement dated June 15, 2017, a Letter Agreement dated March 14, 2018, and a Letter Agreement dated July 19, 2018.

“NDA” means a New Drug Application for a drug filed submitted in accordance with the FDA Act, and all supplements filed submitted pursuant to the requirements of the FDA, including all documents, data and other information concerning the applicable drug which are necessary for FDA approval to market such drug in the United States, and any equivalent application submitted to any other health authority in any other jurisdiction, including all documents, data, other information and supplements that may be filed with respect thereto.

“Order” means any order, judgment, ruling, injunction, award, stipulation, assessment, decree or writ, whether preliminary or final, of any Governmental Authority.

“Party” means any party to this Agreement.

“Patents” means any and all (a) patent applications and issued patents, including, all national, regional, and international patent applications of any type including provisional applications; continuations; divisionals; continuations-in-part; continued prosecution applications; (b) patents that have issued or in the future issue from any patent applications, including utility models, petty patents and design patents and certificates of invention; (c) reissues, renewals, substitutions, additions, reexaminations, corrections, revivals and/or any similar modifications of any such patents; and (d) extensions (including pediatric exclusivity, patent term extension, and supplementary patent certificate extensions), and/or restorations of patents.

“Permits” means permits, licenses, registrations, consents, certificates, grants, waivers, qualifications, approvals, variances, exceptions, clearances and all other authorizations by or of Governmental Authorities.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated association, corporation, firm or other entity or any Governmental Authority.

“Postmarketing Requirements” or “PMRs” means the studies and clinical trials that Seller is required by FDA to conduct for the Product NDA, including the PMRs set forth in Annex 1.1(c).

“Proceeding” means any suit, action, litigation, hearing, inquiry, examination, proceeding, appeal, citation, summons, subpoena, arbitration, mediation, dispute, claim, allegation, investigation or audit of any nature whether civil, criminal, quasi criminal, indictment, administrative, regulatory or otherwise and whether at Law or in equity.

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“Product” means (a) an aqueous extended-release formulation of the selective COX-2 inhibitor non-steroidal anti-inflammatory drug meloxicam, including an intravenous or intramuscular form existing as of the Closing and currently marketed as ANJESO® and (b) any other product discovered or identified using Intellectual Property transferred or licensed pursuant to the PSA or the ATLA and that contains the same active ingredient as set forth in subsection (a), including any salts or other versions of such active pharmaceutical ingredient.

“Product Claim” means any notice, claim, demand, suit or cause of action to the extent alleging or relating to bodily injury or personal injury arising from any act or omission connected with the manufacture, development, Exploitation or use of the Product relating to alleged defects in the Product or resulting from an alleged intrinsic or latent problem or defect in the efficacy or safety of the Product.

“Purchaser Indemnified Parties” means Purchaser, its Affiliates and their respective equity holders and Representatives.

“Regulatory Approval” means any and all approvals (including supplements, amendments, pre- and post-approvals), licenses, registrations or authorizations of any Regulatory Authority, national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, that are necessary to commercialize a product in a regulatory jurisdiction in the Territory.

“Regulatory Approval Application” means an application to the applicable Regulatory Authority for approval to commercialize a product in a particular country or other jurisdiction.

“Regulatory Authority(ies)” means any applicable supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities regulating or otherwise exercising authority with respect to the Exploitation of Product thereto in the Territory, including the FDA.

“Regulatory Documentation” means, to the extent relating to the Product, all regulatory documentation including (a) dossiers used or held for use in, or arising out of, Seller and/or its Affiliates obtaining and maintaining the Acquired Regulatory Approvals, (b) copies of applications, registrations, licenses, authorizations and approvals (including all Regulatory Approval Applications, INDs, NDAs and the Acquired Regulatory Approvals) and all supplements, amendments, marketing discontinuations and withdrawals filed with the Regulatory Authorities; (c) correspondence and reports submitted to or received from Regulatory Authorities and all supporting documents with respect thereto, including all adverse event files and complaint files; (d) chemistry, manufacturing and controls data and documentation (including, but not limited to, batch records, master batch production records, standard operating procedures that specifically pertain to the Product, testing logs, sample logs, laboratory logs, and stability logs), preclinical and clinical studies and tests, including the trial master file, (e) records maintained under record keeping or reporting requirements of the FDA or any Governmental Authority; and (f) clinical and other data contained or relied upon in any of the foregoing.

“Representatives” means, with respect to a particular Person, any officer, director, employee, consultant, agent, or advisor of such Person, including such Person’s legal counsel, accountants and financial advisors.

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“Seller FDA Letter” means the letters from Seller to the FDA, in the form attached hereto as Exhibit B, duly executed by Seller, providing notification of the transfer to Purchaser of all rights of Seller in and to the Acquired Regulatory Approvals.

“Seller Group Member” means Seller or any of its Affiliates.

“Seller Indemnified Parties” means each Seller Group Member and their respective equity holders and Representatives.

“Tax” means any and all multi-national, federal, state, local or foreign tax, duty, fee, charge, or similar assessment, including any income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, entertainment, amusement, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, ad valorem, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, composite, healthcare, escheat or unclaimed property (whether or not considered a tax under applicable Law), or other tax, of any kind whatsoever, including any interest, penalties or additions to Tax, any penalties resulting from any failure to timely or properly file a Tax return, or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax return relating thereto).

“Territory” means worldwide.

“Trademarks” means, in the United States and all countries and jurisdictions foreign thereto, registered trademarks, registered service marks, trademark and service mark applications, unregistered trademarks and service marks, registered trade names and unregistered trade names, corporate names, fictitious names, registered trade dress and unregistered trade dress, logos, slogans, Internet domain names, rights in telephone numbers, and other indicia of source, origin, endorsement, sponsorship or certification, together with all goodwill associated therewith and all translations, adaptations, derivations, combinations and renewals thereof.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“U.S.” or “United States” means the United States of America and its territories and possessions.

“Withdrawal Notice” means the notices from Seller to the FDA, in the form attached hereto as Exhibit C, duly executed by Seller, notifying the FDA that it is requesting (a) to withdraw the Acquired Regulatory Approvals, including the Product NDA, and (b) to release all outstanding Postmarketing Requirements.

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ARTICLE II

PURCHASE AND SALE; CLOSING

Section	2.1 Acquired Assets and Excluded Assets.

(a) Acquired Assets. On the terms and subject to the conditions set forth in this Agreement, upon the Closing, Purchaser shall purchase from the Seller Group Members, and the Seller Group Members shall sell, convey, assign, transfer and deliver to Purchaser, all of their respective right, title and interest as of the Closing in and to the following assets and property (collectively, the “Acquired Assets”), free and clear of all Liens:

(i) the Regulatory Documentation and the Option, subject to Section 2.8;

(ii) the Acquired Intellectual Property;

(iii) all records, files, data and other materials, whether in hard copy or electronic form, to the extent relating to the Product, the Acquired Assets or the Acquired Regulatory Approvals and in the possession or under the control of a Seller Group Member, including, but not limited to: (A) all advertising, sales and promotional materials relating to the Product, (B) pricing and customer lists and ordering information, (C) marketing data, marketing plans, Product labeling, and sales training materials, and (D) quality control, safety and vigilance records; provided, that Seller may retain copies of such records, files, data and other materials as necessary to perform the Post-Closing Commitments.

(iv) the Equipment; and

(v) all goodwill associated with the Product.

(b) Licensed Intellectual Property. On the terms and subject to the conditions set forth in this Agreement, at the Closing, each Seller Group Member hereby grants and agrees to grant to Purchaser, and Purchaser hereby accepts and agrees to accept, a non-exclusive, perpetual and irrevocable, royalty-free and fully paid-up worldwide license, which is sublicensable through multiple tiers, to all of their respective right, title and interest in the Licensed Intellectual Property. Purchaser shall have an unfettered right, without any further accounting or other obligation to the Seller, to Exploit all Licensed Intellectual Property in their sole discretion for any and all purposes.

(c) Excluded Assets. Other than the (i) Acquired Assets subject to Section 2.1(a), (ii) the Licensed Intellectual Property subject to Section 2.1(b) and (iii) the Acquired Regulatory Approvals subject to Section 2.8, Purchaser expressly understands and agrees that it is not purchasing or acquiring, and Seller (and its applicable Affiliates) is not selling, conveying, transferring, or assigning, any other assets or properties of Seller (or any of Seller’s Affiliates), and all such other assets or properties shall be excluded from the Acquired Assets and Acquired Regulatory Approvals (the “Excluded Assets”).

Section 2.2 Assumed Liabilities and Excluded Liabilities.

(a) Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, as additional consideration for the Acquired Assets and Acquired Regulatory Approvals, upon the Closing or Option exercise, as set forth below, Purchaser shall assume, become responsible for and pay, perform and discharge when due, and if necessary reimburse the Seller Group Members for any and all Liabilities arising out of the ownership of the Acquired Assets after the Closing Date and for ownership of the Acquired Regulatory Approvals after the Option Closing Date, including any of the following (collectively, the “Assumed Liabilities”):

(i) all Liabilities of the Seller Group Members to the extent directly arising from Purchaser’s activities after the Option Closing Date under the Acquired Regulatory Approvals;

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(ii) all Liabilities to the extent directly arising from Purchaser’s activities after the Closing Date from any Regulatory Authority action with respect to the Product taken or notification made or delivered after the Closing Date;

(iii) all Liabilities arising from (A) Product Claims for Product sold by Purchaser after the Closing Date; (B) from any Intellectual Property Rights infringement claims or lawsuits brought by any third party relating to the Product to the extent directly arising from Purchaser’s activities after the Closing Date; (C) any other Proceeding commenced following the Closing Date with respect to the ownership of the Acquired Assets to the extent directly arising from Purchaser’s activities after the Closing Date; (D) any other Proceeding commenced following the Option Closing Date with respect to the ownership of the Acquired Regulatory Approvals to the extent directly arising from Purchaser’s activities after the Option Closing Date;

(iv) all Liabilities, obligations and commitments arising out of any Product recall in the Territory which such recall was instituted after the Option Closing Date and relates to Product sold by Purchaser (or any of its Affiliates, representatives, licensees or sublicensees) after the Option Closing Date; and

(v) all other Liabilities arising out of or relating directly to (A) the Product, (B) the Acquired Assets or (C) the ownership or the Exploitation of the Product in the Territory, in each case of (A) through (C), to the extent directly arising from Purchaser’s activities after the Closing Date, and (D) the Acquired Regulatory Approvals, to the extent directly arising from Purchaser’s activities after the Option Closing Date.

(b) Excluded Liabilities. Notwithstanding anything to the contrary in this Agreement or any Ancillary Agreement and regardless of whether such Liability is disclosed in the Disclosure Schedules or otherwise, Purchaser shall not assume or in any way become liable for any Liabilities (other than the Assumed Liabilities) of a Seller Group Member or any Liabilities relating to or arising out of the Acquired Regulatory Approvals and/or the Acquired Assets, regardless of when or by whom asserted (collectively, the “Excluded Liabilities”), including:

(i) all Liabilities arising from Seller’s activities occurring prior to or on (A) the Closing Date and relating to or in connection with the Acquired Assets and Licensed Intellectual Property or (B) the Option Closing and relating to or in connection with the Acquired Regulatory Approvals;

(ii) all Liabilities with respect to any of the Excluded Assets and any Inventory pursuant to Section 5.2;

(iii) all Liabilities for Product Claims with respect to Products sold by or on behalf of Seller, including the Seller Group Members, and any related Proceeding, whether arising prior to, on or after the Option Closing Date;

(iv) all Liabilities arising out of or relating to any return (including any return based on breach of warranty) of, or any credit, discount, refund, chargeback, adjustment, allowance, rebate, incentive or exchange in respect of Product sales by Seller whether prior to, on or after the Option Closing Date; and

(v) Seller’s Liabilities under this Agreement (including Post-Closing Commitments) and/or the Ancillary Agreements.

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For purposes of this Section 2.2, “Seller” shall be deemed to include all Affiliates of Seller and any predecessors to Seller and any Person with respect to which Seller is a successor-in-interest (including by operation of Law, merger, liquidation, consolidation, assignment, assumption or otherwise).

Section 2.3 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall be effected by exchanging at or prior to the Closing true, complete and accurate copies of (a) executed originals via electronic mail of the closing deliverables set forth in Sections 2.4 through 2.7 and (b) paper and electronic copies of the Acquired Assets set forth in Section 2.1(a). The date on which the Closing actually takes place is referred to herein as the “Closing Date.”

Section 2.4 Closing Deliverables.

(a) Seller Closing Deliverables. In addition to the other requirements set forth in this Agreement, at or before the Closing, Seller shall deliver or cause to be delivered to Purchaser each of the following documents and instruments (collectively, the “Seller Closing Deliverables”):

(i) a duly executed counterpart signature page to each other Ancillary Agreement to which Seller is a party, duly executed by Seller;

(ii) a duly executed termination and release in respect of the security interests and other Liens in the Acquired Assets and Acquired Regulatory Approvals in favor of Wilmington Trust, National Association (“Wilmington Trust”), as collateral agent under that certain Credit Agreement, dated as of May 29, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, collectively, the “Credit Agreement”), among Seller, Wilmington Trust, as administrative agent and collateral agent, the lenders from time to time party thereto and the other parties thereto, and a copy of all related UCC filings, termination statements and such other release and termination documentation as reasonably requested by Purchaser; and

(iii) a duly executed IRS Form W-9.

(b) Purchaser Closing Deliverables. In addition to the other requirements set forth in this Agreement, at or before the Closing, Purchaser shall deliver or cause to be delivered to Seller each of the following documents and instruments (collectively, the “Purchaser Closing Deliverables”): a duly executed counterpart signature page to each other Ancillary Agreement to which Purchaser is a party, duly executed by Purchaser.

Section 2.5 Termination of Agreements. In consideration of the assignment of the Acquired Assets and the Assumed Liabilities, the Parties agree that the PSA and the ATLA are hereby terminated between the Parties, and as of the Agreement Date, will be of no further force or effect between the Parties. The rights and obligations of the Parties with respect to the PSA and the ATLA, including any licenses or sublicenses and obligations of Seller to make any further payments of any kind, including any earnout or other similar payment, to Purchaser or its Affiliates in respect of its ownership or Exploitation of the Product, are hereby terminated. The Parties further agree that the Manufacturing Agreement is hereby terminated between the Parties pursuant to Section 10.2(c) of the Manufacturing Agreement, with the Parties expressly waiving the twelve (12) months written notice requirement and agreeing that (a) with respect to Section 10.4(a) of the Manufacturing Agreement, there are no outstanding Firm POs, (b) with respect to Section 10.4(b) of the Manufacturing Agreement, there will be no technology transfer, and (c) with respect to Section 10.4(c) of the Manufacturing Agreement, all relevant capital equipment will be owned by Purchaser. Each Party shall deliver any additional documents required to effect the termination of the PSA, ATLA and Manufacturing Agreement.

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Section 2.6 Intellectual Property . At Closing, Seller shall deliver to Purchaser assignments of Intellectual Property, in the form of Exhibit A, with respect to each item of registered Acquired Intellectual Property, duly executed by the applicable Seller Group Member (the “Intellectual Property Assignments”). Upon Closing, (a) Seller Group Members shall have no right to use any of the Acquired Intellectual Property, (b) Purchaser shall have, at its expense, the sole and exclusive right to prosecute, maintain, defend and enforce the Patents within the Acquired Intellectual Property and, for the purpose of such activities, (i) Purchaser shall be the owner of such Patents and shall be solely responsible for the costs associated with such activities and shall have the sole right to retain any and all recoveries resulting from such activities and (ii) to the extent required by Law, at the cost of Purchaser, the Seller Group Members shall join in any Proceeding regarding any such Patents or designate Purchaser (or an Affiliate thereof) as such party’s authorized agent for such Patents or as otherwise necessary.

Section 2.7 Post-Closing Commitments . Seller shall perform the following services and activities related to the Acquired Regulatory Approvals after the Closing at no additional cost or expense to Purchaser: (a) submission of the Withdrawal Notice and other documentation required for the withdrawal of the Acquired Regulatory Approvals and termination of all PMRs and other clinical studies conducted under the Acquired Regulatory Approvals and response to FDA inquiries related thereto and (b) until the date of publication by FDA of the notice of withdrawal of the Product NDA in the Federal Register (the “Publication Date”) performance of all outstanding obligations under the Acquired Regulatory Approvals, including (i) monitoring and reporting all adverse events until all Product on the market has expired or otherwise as required by FDA; (ii) calculation and reporting of refunds or rebates for Product sold by Seller; (iii) completion and filing Physician Payments Sunshine Act reports for Product sold by Seller; (iv) preparation and filing of any annual reports required by FDA; (v) maintenance of product liability insurance; (vi) sampling and assay of samples taken (stability/extractables leachable testing); and (vii) generation of an abbreviated clinical study report (CSR) detailing the results from the PMRs (subsections (a) and (b) collectively, the “Post-Closing Commitments”). Notwithstanding the forgoing, Seller shall continue monitoring and reporting all adverse events related to Product reported to Seller until all Product on the market has expired or otherwise as required by FDA. Seller shall promptly inform Purchaser of the Publication Date. All information, data and documents generated in performing such Post-Closing Commitment shall be deemed Regulatory Documents, which Seller shall provide to Purchaser in accordance with Section 2.8.

Section 2.8 Transfer of Acquired Regulatory Approvals. Purchaser and Seller agree that the Regulatory Documentation in the possession or under the control of a Seller Group Member, whether in hard copy or electronic form, will be transferred at Closing. If, at any time after the Closing, any Regulatory Documentation that has not already been transferred to Purchaser comes into the possession or under the control of a Seller Group Member, then Seller shall promptly transfer or cause its Affiliates to transfer such Regulatory Documentation (including all adverse events and complaints) to Purchaser for no additional consideration. Purchaser and Seller further agree that, on the Closing Date, Seller shall submit the Withdrawal Notice to the FDA, ensuring that copies are provided to the appropriate FDA divisions. On the terms and subject to the conditions set forth in this Agreement, upon the Closing, the Seller Group Members shall grant to Purchaser, and Purchaser shall accept from the Seller Group Members, an exclusive option to transfer ownership of the Acquired Regulatory Approvals for no additional consideration (“Option”), exercisable by Purchaser upon written notice to Seller during the Option Exercise Period. The “Option

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Exercise Period” shall be (a) if the Publication Date occurs on or prior to [***], the earlier of [***] following the Publication Date or [***]; and (b) if the Publication Date occurs after [***] following the Publication Date. The transfer of ownership of the Acquired Regulatory Approvals shall be effective on the date on which Purchaser provides notice of exercise of the Option and is referred to herein as the “Option Closing Date.” Within [***]of the Option Closing Date, Seller shall provide an executed Seller FDA Letter to Purchaser, notifying the FDA that the Acquired Regulatory Approvals have been transferred to Purchaser as of the Option Closing Date. In addition, within [***] of the Option Closing Date, upon written request of Purchaser, Seller will transfer to Purchaser any “reserves” stored by Sharp Corporation pursuant to the Contract Packaging Quality Agreement, dated August 19, 2021, between Seller and Sharp Corporation, to the extent such material is available.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the corresponding sections or subsections of the Disclosure Schedules attached hereto (collectively, the “Disclosure Schedules”), Seller represents and warrants to Purchaser as of the Closing as follows:

Section 3.1 Organization and Qualification; Authorization.

(a) Seller is duly organized, validly existing and in good standing (except to the extent that the failure to be in good standing would not be material to Seller) under the Laws of its jurisdiction of organization and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted. Seller is duly qualified or otherwise authorized as a foreign entity to transact business in each jurisdiction in which ownership of the Acquired Assets or Acquired Regulatory Approvals requires Seller, as applicable, to so qualify, except to the extent that the failure to be so qualified would not be material to Seller.

(b) Seller has all requisite power and authority to (i) execute, deliver and perform its obligations under this Agreement and each of the Ancillary Agreements to which it is or will be a party and (ii) consummate the transactions contemplated hereby and thereby. No vote or consent of the holders of any class or series of Seller’s capital stock is required under applicable Law, Seller’s charter documents, bylaws or similar organizational documents, to approve and adopt this Agreement and the Ancillary Agreements, approve the transactions contemplated by this Agreement and consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the Ancillary Agreements to which Seller is or will be a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been or will be duly authorized, including any stockholder approvals that may be required under Seller’s organizational documents or the Pennsylvania Business Corporation Law of 1988, as amended. This Agreement has been, and the Ancillary Agreements to which Seller is or will be a party will be, duly executed and delivered by Seller, as applicable, and constitute the legal, valid and binding obligation of Seller, respectively, enforceable against it in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting the rights of creditors generally and the availability of equitable remedies (the “Bankruptcy and Equity Exception”).

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Section 3.2 No Violation. Except as set forth on Schedule 3.2 of the Disclosure Schedules, the execution, delivery and performance by Seller of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not (a) violate, contravene or conflict with any provision of the charter documents, bylaws or similar organizational documents of Seller; or (b) violate, contravene or conflict with any Law or Order.

Section 3.3 Consents and Approvals. Except as set forth on Schedule 3.3 of the Disclosure Schedules, no consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Authority or other Person is required to be made or obtained by Seller in connection with the authorization, execution, delivery and performance by Seller of this Agreement or any Ancillary Agreement, or the consummation of the transactions contemplated hereby and thereby.

Section 3.4 Assets. Except as set forth on Schedule 3.4 of the Disclosure Schedules, Seller has good and marketable title to, or a valid right to use, all of the tangible and intangible Acquired Assets and Acquired Regulatory Approvals, free and clear of any and all Liens and has obtained from the remainder of the Seller Group Members any other rights necessary to execute, deliver and perform its obligations under this Agreement. For clarity, as of the Closing, there will be no Liens upon any of the Acquired Assets, Acquired Regulatory Approvals or Licensed Intellectual Property and Seller has not taken any action or committed any omission that would adversely affect or in any way impair, interfere with or prevent Purchaser’s right to receive the benefit of the assignments, transfers and licenses granted under this Agreement.

Section 3.5 Reserved.

Section 3.6 Compliance with Laws.

(a) Except as set forth on Section 3.6 of the Disclosure Schedule, the Acquired Regulatory Approvals are in full force and effect. All maintenance, fees under the U.S. Prescription Drug User Fee Act of 1992, as amended, and other fees related to the Acquired Regulatory Approvals occurring on or accruing prior to the Closing Date have been paid. All Acquired Regulatory Approvals and all related records (e.g., the Regulatory Documentation) have been maintained in all material respects in accordance with all applicable Laws, including the FDA Act. Seller’s use of the Acquired Assets, Acquired Regulatory Approvals and Licensed Intellectual Property is being, and for the past [***] has been, conducted in compliance in all material respects with the Acquired Regulatory Approvals and all applicable Laws, including the FDA Act.

(b) The Product has been developed, tested, manufactured and stored, as applicable, in material compliance with applicable Law, including those requirements relating to good manufacturing practice, good laboratory practice and good clinical practice. No Seller Group Member have received any (i) written notice from the FDA or any other Governmental Authority, including the Office of Inspector General, any United States Attorney, the Department of Justice, any attorney general of any jurisdiction, alleging that such Seller Group Member has been or is in violation of any healthcare or regulatory Law, the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Act (42 U.S.C. § 1320a-7b(a)) or false claims acts under comparable foreign, supranational, state or local Law, or commencing or indicating an intention to conduct an investigation, audit, or review; (ii) written notice of inspectional observation (including those recorded on FDA Form 483), warning letter, penalty, fine, sanction, request for recall or other written request for remedial action in connection with the Acquired Assets or Acquired Regulatory Approvals; (iii) other written documents issued by the FDA or any other Governmental Authority alleging lack of compliance with any healthcare or regulatory Law by a Seller Group Member or any Person engaged by a Seller Group Member to provide any service with respect to the Product or (iv) written notice from the FDA recommending or requiring the submission of a 505(b)(2) NDA with respect to the Product, in each case, which matter is currently pending. Solely with respect to the Product, a Seller

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Group Member has not, either voluntarily or involuntarily, initiated, conducted or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of the Product or any alleged product defect or violation and, to the Knowledge of Seller, no third party has initiated or conducted any such notice or action.

(c) All material reports, documents, claims and notices required to be filed, maintained, or furnished to the FDA or any other Regulatory Authority with respect to the Product have been so filed, maintained or furnished and were complete and correct in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing).

(d) To the Knowledge of Seller, neither a Seller Group Member, director, manager, officer, equity holder, employee, agent or subcontractor of a Seller Group Member has (i) used any funds for contributions, gifts, entertainment or other expenses in violation in any material respect of applicable Law, (ii) paid any bribe, kickback or other similar payment, directly or indirectly, to any foreign government official or employee in violation of the Foreign Corrupt Practices Act of 1977 or other applicable Law, (iii) made any other payment of any kind in violation of any Law, to secure any improper advantage for the Acquired Assets, Acquired Regulatory Approvals or a Seller Group Member, or (iv) knowingly incorrectly recorded any transactions in any of the foregoing categories on the books and records of a Seller Group Member.

(e) No Seller Group Member is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders or similar agreements with or imposed by any Governmental Authority relating specifically to the Product.

Section 3.7 Intellectual Property.

(a) To the Knowledge of Seller, the Exploitation of the Product and practice of (i) the Know-How that comprises Acquired Intellectual Property does not misappropriate, and (ii) the Patents, registered Trademarks, service marks, logos, slogans and trade names that comprise the Acquired Intellectual Property do not, infringe, in each case (i) and (ii), any Intellectual Property rights owned by any third party in the Territory.

(b) No action, claim, demand, suit or other assertion by any Person is pending, or to the Knowledge of Seller, has been threatened in writing as of the Closing Date against Seller or any of its Affiliates by any third party claiming that the (i) Acquired Intellectual Property, or (ii) the Exploitation of the Product infringes or misappropriates the Intellectual Property rights of such third party in the Territory. To the Knowledge of Seller, no third party is infringing or misappropriating any of the Acquired Assets or Acquired Regulatory Approvals.

(c) Seller exclusively owns the Acquired Intellectual Property free and clear of all Liens and has good and marketable title to the Licensed Intellectual Property. Other than the grant of rights to manufacture or have manufactured Product, Seller has not granted, directly or indirectly, to any third party any current or contingent right or covenant not to sue, license or interest to Exploit the Product or otherwise use or reference any of the Acquired Intellectual Property in the Territory, nor is Seller obligated to pay any royalties, licensing fees or other amounts to any third party in connection with the use of the Acquired Intellectual Property, the Licensed Intellectual Property or the Exploitation of the Product in or for the Territory. There are no settlements, covenants not to sue, consents, judgments, or orders or similar obligations in the Territory that: (i) restrict the use of any Acquired Intellectual Property or Licensed Intellectual Property or (ii) permit third parties to use or reference any Acquired Intellectual Property.

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(d) All Patents and Trademarks that comprise Acquired Intellectual Property and the Licensed Intellectual Property that have been issued by, or registered with, or the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar office or agency anywhere in the Territory have been duly maintained (including the payment of maintenance fees) and are not expired, cancelled or abandoned; and, to the Knowledge of Seller, all Patents and Trademarks that comprise Acquired Intellectual Property and the Licensed Intellectual Property are valid and enforceable. The Trademarks that comprise Acquired Intellectual Property are the only Trademarks Controlled by Seller or its Affiliates as of the Closing that are related to the Exploitation of the Product in or for the Territory. All of the Know-How, Patent and Trademarks that comprise Acquired Intellectual Property are listed on the Annex 1.1(a) – Acquired Intellectual Property.

Section 3.8 Proceedings. Except as set forth on Schedule 3.8 of the Disclosure Schedules, there are no Liabilities existing or Proceedings or Orders pending against a Seller Group Member or, to the Knowledge of Seller, threatened against a Seller Group Member, relating to or affecting the assignment of Acquired Assets or Acquired Regulatory Approvals or license to the Licensed Intellectual Property. There are no Proceedings pending by a Seller Group Member, or that a Seller Group Member intends to initiate, against any other Person relating to or affecting the assignment of the Acquired Assets or Acquired Regulatory Approvals or license to the Licensed Intellectual Property. There are no Orders outstanding against a Seller Group Member that would reasonably be expected to prevent or materially impede or delay the consummation of the transactions contemplated under this Agreement. To the Knowledge of Seller, there are no facts or circumstances that would reasonably be expected to give rise to a Proceeding or Order that would be required to be disclosed pursuant to this Section 3.8.

Section 3.9 Taxes.

(a) Seller has paid all Taxes due and owing by it and has filed all returns for Taxes required to be filed with respect to the Acquired Assets and Acquired Regulatory Approvals. No written claim has been made by a Government Authority that Seller is or may be subject to taxation by, or required to file a return, which claim has not been resolved with respect to the Acquired Assets or Acquired Regulatory Approvals.

(b) Seller is not a party to any agreements or arrangement, or a member of any entity, that is treated as a partnership for U.S. federal Income Tax or non-U.S. Income Tax purposes.

(c) Seller (i) has not ever been a member of an Affiliated Group for U.S. federal Income Tax purposes and (ii) does not have any liability for the Taxes of any Person (other than Seller) by operation of Law, as transferee or successor, by contract or otherwise (except to the extent attributable to Contracts entered into in the ordinary course of business).

Section 3.10 On-Going Activities. As of the Closing, (a) Seller has ceased all Exploitation of the Products and (b) Seller shall have no right to Exploit, license, divest, develop, manufacture, supply, market or distribute any of the Acquired Assets or the Acquired Regulatory Approvals, including refiling of the Product NDA, including through submission of a 505(b)(2) NDA, with FDA, except as necessary to perform the Post-Closing Commitments.

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Section 3.11 No Brokers or Finders. Neither Seller nor any of its Affiliates has retained any broker or finder, agreed to pay or made any statement or representation to any Person that would entitle such Person to, any broker’s, finder’s or similar fees or commissions in connection with the transactions contemplated by this Agreement or any Ancillary Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as of the Closing as follows:

Section 4.1 Organization; Authorization. Purchaser is a corporation duly organized, validly existing and in good standing (except to the extent that the failure to be in good standing would not be material to Purchaser) under the Laws of its jurisdiction of organization, and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted. Purchaser has all requisite power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to be executed and delivered thereby, to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof. The execution, delivery and performance by Purchaser this Agreement and each of the Ancillary Agreements to which it is or will be a party have been duly and properly authorized by all requisite corporate action in accordance with applicable Law and with its organizational documents. This Agreement and each of the Ancillary Agreements to which Purchaser is or will be a party have been or will be duly executed and delivered by Purchaser and constitute the legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by the Bankruptcy and Equity Exception.

Section 4.2 No Violation. The execution, delivery and performance by Purchaser of this Agreement and the Ancillary Agreements to which it is a party and the consummation by Purchaser of the transactions contemplated hereby and thereby will not:

(a) violate, contravene or conflict with any Law; or

(b) violate, contravene or conflict with any provision of the charter documents, bylaws or similar organizational documents of Purchaser.

Section 4.3 Consents and Approvals. No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Authority or other Person is required to be made or obtained by Purchaser in connection with the authorization, execution, delivery and performance by Purchaser of this Agreement and the Ancillary Agreements to which Purchaser is a party, or the consummation by Purchaser of the transactions contemplated hereby and thereby.

Section 4.4 Litigation. There are no Proceedings pending, or to the knowledge of Purchaser, threatened against Purchaser, or any properties or rights of Purchaser, that questions or challenges the validity of this Agreement or the Ancillary Agreements, nor any action taken or to be taken by Purchaser pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby, and Purchaser does not know of any such Proceeding that may be asserted.

Section 4.5 No Brokers or Finders. Neither Purchaser nor any Affiliate thereof has retained any broker or finder, made any statement or representation to any Person that would entitle such Person to, or agreed to pay, any broker’s, finder’s or similar fees or commissions in connection with the transactions contemplated by this Agreement or any Ancillary Agreement.

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ARTICLE V

COVENANTS AND AGREEMENTS

Section 5.1 Preservation of Books and Records. Seller shall, and shall cause its Affiliates to, preserve and keep the records held by them relating to the Product that are not Acquired Assets or Acquired Regulatory Approvals prior to the Closing for a period of [***] following the Closing Date and shall, subject to applicable Law and solely to the extent related to the Product, make available to Purchaser such records (or copies) and other information related to the Product prior to the Closing as may be reasonably required by Purchaser in connection with any insurance claims by, Proceedings or Tax audits against, governmental investigations of, or compliance with legal requirements by, or any other bona fide business, integration or transition purpose of Purchaser or any of its Affiliates.

Section 5.2 Destruction of Inventory. Following the Closing, Seller shall destroy all Inventory in accordance with industry standards, at Seller’s cost and expense, and, once destroyed, shall provide to Purchaser certification thereof.

Section 5.3 Confidentiality. From and after the Closing:

(a) Seller shall treat as confidential and shall safeguard any and all Confidential Information of Purchaser (which shall include information, knowledge, and data regarding the Product included within the Acquired Assets, Acquired Regulatory Approvals following the Option Closing Date, and the Assumed Liabilities) by using at least the same degree of care, but no less than a reasonable standard of care, to prevent the unauthorized use, dissemination, or disclosure of such Confidential Information as Seller or its Affiliates used with respect thereto prior to the execution of this Agreement; provided, however, that nothing in this Section 5.3(a) shall prevent the disclosure of any such Confidential Information to any directors, officers, employees, or Representatives of the Seller Group Members to whom such disclosure is necessary in the conduct of the Seller Group Members’ respective businesses if such Persons are informed by Seller of the confidential nature of such information and are directed by Seller to comply with the provisions of this Section 5.3(a).

(b) Purchaser shall treat as confidential and shall safeguard any and all Confidential Information of Seller relating to the businesses of Seller, other than the Product, the Acquired Assets, or the Assumed Liabilities, and except as otherwise agreed to by Seller in writing; provided, however, that nothing in this Section 5.3(b) shall prevent the disclosure of any such Confidential Information to any directors, officers, employees, or Representatives of Purchaser to whom such disclosure is necessary in the conduct of Purchaser’s business if such Persons are informed by Purchaser of the confidential nature of such information and are directed by Purchaser to comply with the provisions of this Section 5.3(b).

(c) In the event of a breach of the obligations hereunder by Purchaser or Seller, the non-breaching Party(ies), in addition to all other available remedies, will be entitled to injunctive relief to enforce the provisions of this Section 5.3 in any court of competent jurisdiction, without the necessity of posting a bond and the burden of proving actual damages.

(d) The Parties acknowledge that each such Party may be obligated to file under applicable Laws reference to, or a copy of this Agreement with the SEC or other Governmental Authorities. Each Party may make such a required filing and shall use reasonable efforts to request

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confidential treatment of the commercial terms and sensitive technical terms hereof and thereof to the extent such confidential treatment is reasonably available to such Party under applicable Law. In the event of any such filing, each Party shall provide the other Party with a copy of this Agreement marked to show provisions for which such Party intends to seek confidential treatment and shall reasonably consider and incorporate the other Party’s comments thereon to the extent (i) consistent with the legal requirements governing disclosure of material agreements and material information that must be publicly filed, and (ii) provided within [***] after provision of such copy (or such shorter period of time as may be required to comply with applicable Law).

(e) The Parties agree that the existence and terms of this Agreement are the Confidential Information of both Parties.

Section 5.4 Wrong Pocket Provisions.

(a) If, at any time following the Closing, Seller becomes aware that any Acquired Asset or Licensed Intellectual Property which should have been transferred or licensed to Purchaser pursuant to the terms of this Agreement and the Ancillary Agreements was not transferred to Purchaser as contemplated by this Agreement or the Ancillary Agreements, then Seller shall promptly transfer or cause its Affiliates to transfer such Acquired Asset or license such Licensed Intellectual Property to Purchaser for no additional consideration.

(b) If, at any time following the Closing, Seller becomes aware that any Assumed Liability (arising following the Closing) was not assumed by Purchaser as contemplated by this Agreement or the Ancillary Agreements, then Seller shall promptly transfer or cause its Affiliates to transfer such Assumed Liability to Purchaser and Purchaser shall promptly accept such Assumed Liability.

(c) If, at any time following the Closing, Purchaser becomes aware that any Excluded Asset which should have been retained by Seller pursuant to the terms of this Agreement or the Ancillary Agreements was transferred to Purchaser, then Purchaser shall promptly transfer or cause its Affiliates to transfer such Excluded Asset to Seller for no additional consideration.

(d) If, at any time following the Closing, Purchaser becomes aware that any Excluded Liability (whether arising prior to, at or following the Closing) was assumed by Purchaser, then Purchaser shall promptly transfer or cause its Affiliates to transfer such Excluded Liability to Seller and Seller shall promptly accept such Excluded Liability.

Section 5.5 Procedures for Certain Acquired Assets Not Freely Transferable.

(a) If any property or asset included in the Acquired Assets is not assignable or transferable to Purchaser, either by virtue of the provisions thereof or under applicable Law, without the consent of one or more third parties (each, a “Non-Assignable Right”), and any such consent cannot be obtained prior to the Closing Date and the Closing occurs, then, notwithstanding anything to the contrary in this Agreement or any Ancillary Agreement, (a) this Agreement, such Ancillary Agreement, and any related instruments of transfer shall not constitute an assignment or transfer of the Non-Assignable Right, and for [***] following the Closing Date, the Parties shall each use commercially reasonable efforts to obtain such consent within [***] following the Closing Date or, failing that, as soon as practicable thereafter; and (b) for [***] following the Closing Date, the Parties shall each use commercially reasonable efforts to obtain for Purchaser (but without any obligation of Seller to expend a material amount of money, commence litigation or offer or grant any material financial

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or other accommodation to any third party) substantially all of the practical benefit of such Non-Assignable Right and Purchaser shall perform all covenants, obligations and responsibilities of Seller with respect to such Non-Assignable Right to the extent Purchaser would have been responsible therefor if such consent had been obtained and such Non-Assignable Right had been assigned to Purchaser, including by (i) entering into appropriate and reasonable alternative arrangements on terms mutually agreeable to Purchaser and Seller and (ii) subject to the consent and control of Purchaser, enforcing, at the cost and for the account of Purchaser, any and all rights of Seller against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise.

(b) Once the consent in respect of a Non-Assignable Right is obtained, (i) the applicable Non-Assignable Right will be deemed to have been automatically transferred to Purchaser (subject to applicable Law) on the terms set forth in this Agreement, (ii) the Liabilities arising out of the use, performance, ownership or operation of the applicable Non-Assignable Right and accruing from Purchaser’s activities after the Closing will be deemed to be Assumed Liabilities (except for those Liabilities that are Excluded Liabilities), and (iii) the rights pursuant to the applicable Non-Assignable Right will be deemed to be Acquired Assets.

(c) Notwithstanding anything to the contrary set forth in this Section 5.5, Purchaser shall not be required (i) to commence or participate in any Proceeding; or (ii) to offer or grant any accommodation (financial or otherwise) to Seller or its Affiliates, the applicable counterparty or any Person in order to obtain or provide Purchaser with the benefits under any consent in respect of a Non-Assignable Right.

Section 5.6 Agreements Regarding Tax Matters. All transfer, documentary, sales, use, registration, stamp and other similar Taxes, and fees (including any penalties and interest) incurred in connection with the transactions contemplated by this Agreement and any Ancillary Agreements (“Transfer Taxes”) shall be paid by Purchaser when due, and Purchaser shall at its expense prepare and file all Tax Returns and other documentation with respect to all such Transfer Taxes, and if required by Law, Purchaser shall join in the execution thereof.

Section 5.7 Further Assurances. Each of the Parties agrees that subsequent to Closing, upon the reasonable request of any other Party from time to time, it shall execute and deliver, or cause to be executed and delivered, such further instruments and take such other actions as may be necessary or desirable to carry out the transactions contemplated by this Agreement and the Ancillary Agreements or to vest, perfect or confirm of record or otherwise in Purchaser any and all right, title and interest in, to and under any of the Acquired Assets as a result of or in connection with the transactions contemplated by this Agreement and the Ancillary Agreements. Each of the Parties agrees that subsequent to Option exercise, upon the reasonable request of any other Party from time to time, it shall execute and deliver, or cause to be executed and delivered, such further instruments and take such other actions as may be necessary or desirable to carry out the transactions contemplated by this Agreement and the Ancillary Agreements or to vest, perfect or confirm of record or otherwise in Purchaser any and all right, title and interest in, to and under any of the Acquired Regulatory Approvals as a result of or in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

Section 5.8 Public Announcements. Neither Seller nor Purchaser, nor any of their respective Affiliates, or any of their or their Affiliates’ respective Representatives shall issue or cause the publication of any press release or other public announcement relating to this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby or make publicly available this Agreement or any Ancillary Agreement without the prior written consent of the other party, except as such Person believes in good faith

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and based on reasonable advice of counsel is required by applicable Law or by applicable rules of any stock exchange or quotation system on which such Person or its Affiliates lists or trades securities (in which case the disclosing Person will advise the other party in writing before making such disclosure and consider in good faith such party’s reasonable comments thereto). If Seller or Purchaser, based on the advice of its counsel, determines that this Agreement or exhibits thereto must be filed with the United States Securities and Exchange Commission (“SEC”), then Seller or Purchaser, as applicable, prior to making any such filing, shall provide the other party and its counsel with a redacted version of this Agreement which it intends to file and any draft correspondence with the SEC requesting the confidential treatment by the SEC of those redacted sections of this Agreement, and will give due consideration to any comments provided by such other party or its counsel and use commercially reasonable efforts to ensure the confidential treatment by the SEC of those sections specified by such other party or its counsel.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Survival.

(a) The representations and warranties contained in this Agreement or in any certificates delivered at Closing pursuant to this Agreement shall not survive and shall terminate and be of no further force or effect as of, the earlier of the Closing Date or the termination of this Agreement. Any covenant or agreement required to be performed in this Agreement on or before the Closing shall not survive and shall terminate and be of no further force or effect as of, the Closing Date or the termination of this Agreement. All other covenants and agreements in this Agreement required to be performed following the Closing (including Post-Closing Commitments) shall survive the Closing in accordance with their respective terms. No claim for indemnification for breach of any representation, warranty, covenant or agreement contained in or otherwise pursuant to this Agreement may be asserted unless on or before the applicable survival expiration date, such claim is asserted by written notice in accordance with the provisions of this Article VI.

(b) Notwithstanding anything to the contrary contained herein, if written notice of any claim for indemnification hereunder has been delivered in accordance herewith prior to the expiration of the applicable period set forth above, the indemnification obligations shall continue with respect to such claim until the final resolution and satisfaction of such claim in accordance with the provisions of this Article VI, and Seller shall indemnify the Purchaser Indemnified Party for all Losses incurred in respect of such claim (subject to any applicable limitations herein), regardless of when such Losses are incurred.

Section 6.2 Indemnification by Seller Group Members. From and after the Closing, and subject to the terms of this Agreement, each Seller Group Member, jointly and severally, agrees to indemnify, defend and hold harmless the Purchaser Indemnified Parties from and against, and pay or reimburse the Purchaser Indemnified Parties for, any and all Losses imposed upon, suffered or incurred by any Purchaser Indemnified Party by reason of, resulting from or arising out of: (a) any breach by any Seller Group Member of any of its covenants or agreements contained in this Agreement (other than those required to be performed in this Agreement on or before the Closing); (b) any Excluded Liability, (c) the Exploitation, development, manufacture, supply, marketing or distribution of any of the Acquired Assets prior to and at Closing, and (d) Exploitation, development, manufacture, supply, marketing or distribution under the Acquired Regulatory Approvals prior to or on the Option Closing Date and (e) Fraud by any Seller Group Member.

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Section 6.3 Indemnification by Purchaser. From and after the Closing, and subject to the terms of this Agreement, Purchaser agrees to indemnify, defend and hold harmless the Seller Indemnified Parties from and against, and pay or reimburse the Seller Indemnified Parties for, any and all Losses imposed upon, suffered or incurred by any Seller Indemnified Parties by reason of, resulting from or arising out of: (a) any breach by Purchaser of any of its covenants or agreements contained in this Agreement (other than those required to be performed in this Agreement on or before the Closing); (b) any Assumed Liability; (c) the Exploitation, development, manufacture, supply, marketing or distribution of any of the Acquired Assets following the Closing and (d) Exploitation, development, manufacture, supply, marketing or distribution under the Acquired Regulatory Approvals after Option Closing Date.

Section 6.4 Indemnification Limitations. The aggregate liability of the Seller Group Members for indemnification pursuant to Section 6.2(a) shall not exceed [***], except in the case of Fraud. The aggregate liability of the Purchaser for indemnification pursuant to Section 6.3(a) shall not exceed [***], except in the case of Fraud.

Section 6.5 Indemnification Procedure.

(a) In the event that any Purchaser Indemnified Party or Seller Indemnified Party (as applicable, the “Indemnified Party”) receives notice of the assertion of any claim or of the commencement of any Proceeding by any Person who is not a Party or an Affiliate of a Party (a “Third Party Claim”) against such Indemnified Party, with respect to which the other Party (the “Indemnifying Party”) is or may be required to provide indemnification under this Agreement, the Indemnified Party shall give written notice regarding such Third Party Claim to the Indemnifying Party within [***] after learning of such Third Party Claim, provided that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of their obligations under this Article VI except to the extent (and only to the extent) that the Indemnifying Party incur greater costs by reason of such failure, and will not relieve the Indemnifying Party from any other obligation that they may have to an Indemnified Party other than under this Article VI. For purposes of this Article VI, (i) any references to the Indemnified Party with respect to a Purchaser Indemnified Party, shall, if the context so applies or if Purchaser so elects, apply to Purchaser on behalf of the applicable Purchaser Indemnified Party and (ii) any references to the Indemnified Party with respect to a Seller Indemnified Party, shall, if the context so applies or if Seller so elects, apply to Seller on behalf of the applicable Seller Indemnified Party.

(b) The Indemnifying Party shall be entitled to participate in the defense of such Third Party Claim at the Indemnifying Party’s expense (which expenses shall not be applied against any indemnity limitation herein). The Indemnifying Party, at its option shall be entitled to assume the defense thereof (subject to the limitations set forth below) by delivering written notice to the Indemnified Party of its election to assume the defense of such Third Party Claim within [***] of receipt of notice from the Indemnified Party. If the Indemnifying Party does not expressly elect to assume the defense of such Third Party Claim within the time period set forth in the preceding sentence, the Indemnified Party shall have the sole right to assume the defense of and to settle such Third Party Claim.

(c) If the Indemnifying Party has assumed the defense of a Third Party Claim in accordance with the terms hereof, the Indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose, and the fees and expenses of such separate counsel shall be borne by the Indemnified Party other than any fees and expenses of such separate counsel (i) if the Indemnified Party reasonably shall have concluded (upon advice of its counsel) that there may be one or more legal defenses available to such Indemnified Party that are not available to the Indemnifying Party, or (ii) if the Indemnifying Party may have different, conflicting, or adverse legal positions or interests from the Indemnified Party with respect to such Third Party Claim.

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(d) Notwithstanding anything to the contrary contained herein, the Indemnifying Party shall not be entitled to control the defense of a Third Party Claim (and the Indemnified Party shall be entitled to maintain or assume control of the defense of such Third Party Claim, at the Indemnifying Party’s sole expense) if (i) the Third Party Claim relates to or involves any criminal or quasi criminal Proceeding against the Indemnified Party or any of its Representatives, (ii) the Third Party Claim could reasonably be expected to materially and adversely affect the Indemnified Party (as determined by the Indemnified Party in good faith) other than as solely a result of money damages, (iii) the Third Party Claim seeks an injunction or other equitable relief against the Indemnified Party, (iv) the Third Party Claim involves Taxes (which shall be governed exclusively by Section 5.6), (v) there exists or would, or could reasonably be expected to, exist a conflict of interest that would make it inappropriate in the judgment of the Purchaser Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party, (vi) the Indemnified Party elects to pursue one or more defenses or counterclaims available to it that are inconsistent with one or more of those that are being pursued by the Indemnifying Party in respect of such Third Party Claim or any litigation relating thereto, (vii) the Third Party Claim involves a customer or supplier of Purchaser or its Affiliates, (viii) the Third Party Claim relates to any Intellectual Property, or (ix) the Indemnifying Party fail to vigorously defend the Third Party Claim.

(e) If the Indemnifying Party shall control the defense of any Third Party Claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party before entering into any settlement of, consenting to the entry of any judgment with respect to or ceasing to defend such Third Party Claim if (i) pursuant to or as a result of such settlement, consent or cessation, injunctive or other equitable relief will be imposed against the Purchaser Indemnified Party, or a finding or admission of any violation of Law would be made by any Purchaser Indemnified Party, or such settlement, consent or cessation could otherwise reasonably be expected to interfere with or adversely affect the business, operations or assets of the Purchaser Indemnified Party, or (ii) such settlement or judgment does not expressly and unconditionally release the Purchaser Indemnified Party from all Liabilities and obligations with respect to such Third Party Claim.

(f) In the event any Indemnified Party has a claim against an Indemnifying Party hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party, provided that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations under this Article VI except to the extent (and only to the extent) that such Indemnifying Party is actually and materially prejudiced by reason of such failure, and will not relieve the Indemnifying Party from any other obligation that it may have to an Indemnified Party other than under this Article VI.

(g) If the Indemnifying Party agrees that it has an indemnification obligation under this Article VI but asserts that it is obligated to pay a lesser amount than that claimed by the Indemnified Party, the Indemnifying Party shall pay such lesser amount promptly to the Indemnified Party, without prejudice to or waiver of the Indemnified Party’s claim for the difference.

Section 6.6 Certain Limitations. Payments by the Seller Group Members in respect of any Loss will be limited to the amount of such Loss that remains after deducting therefrom any third party insurance proceeds (net of any Taxes imposed on the Purchaser Indemnified Parties as the result of receiving such insurance proceeds), indemnification payments (other than from the Seller Group Members) and other third party recoveries actually received by the Purchaser Indemnified Party in respect of any such claim, less any related costs and expenses.

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Section 6.7 Indemnification as Sole Remedy. Following the Closing, the indemnification provided for in this Article VI shall be the sole and exclusive remedy and recourse for any breach of this Agreement. Notwithstanding the foregoing or anything else in this Agreement to the contrary, (a) in the case of Fraud, the applicable Indemnified Party shall have all remedies available under this Agreement or otherwise at Law without giving effect to any of the limitations or waivers contained herein, and (b) nothing herein shall limit any Party’s right to seek and obtain equitable remedies with respect to any covenant or agreement contained in this Agreement or any Ancillary Agreement.

Section 6.8 Investigation. Notwithstanding anything to the contrary in this Agreement, if the transactions contemplated hereby are consummated, the Purchaser Indemnified Parties expressly reserve the right to seek indemnity or other remedy for any Losses arising out of or relating to any breach of any covenant contained herein, notwithstanding (a) any investigation by, disclosure to or knowledge of Purchaser or any of its Affiliates or the Representatives of Purchaser or any of its Affiliates in respect of any fact or circumstances that reveals the occurrence of any such breach, whether before or after the execution and delivery hereof or (b) Purchaser’s waiver of any condition to the Closing or participation in the Closing.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Notices. All notices and other communications made pursuant to or under this Agreement shall be in writing and shall be deemed to have been duly given or made (a) when personally delivered, (b) as of the date transmitted when transmitted by electronic mail, (c) [***] after deposit with a nationally recognized overnight courier service, or (d) [***] after the mailing if sent by registered or certified mail, postage prepaid, return receipt requested. All notices and other communications under this Agreement shall be delivered to the addresses set forth below, or such other address as such Party may have given to the other Parties by notice pursuant to this Section 7.1 (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereinafter maintain):

If to Seller	Baudax Bio, Inc.
490 Lapp Road
Malvern, PA 19355
E-Mail: ghenwood@baudaxbio.com
Attention: Chief Executive Officer

with a copy to (which	Goodwin Procter
shall not constitute notice):	2929 Arch Street, Suite 1700
Philadelphia, PA 19104
E-Mail: JPorter@goodwinlaw.com
Attention: Jennifer Porter

If to Purchaser:	Alkermes Pharma Ireland Limited
Monksland
Co. Westmeath
Ireland, N37 EA
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with a copy to (which	Alkermes Pharma Ireland Limited
shall not constitute notice):	Monksland
Co. Westmeath
Ireland, N37 EA
[***]

Section 7.2 Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the Party incurring such fees or expenses, whether or not such transactions are consummated.

Section 7.3 Entire Agreement. All references in this Agreement or the Ancillary Agreements to this Agreement shall include all Exhibits and Schedules hereto. This Agreement and the Ancillary Agreements constitute the entire agreement of the Parties relating to the subject matter hereof and thereof and supersede all prior agreements or understandings between the Parties with respect to such subject matter.

Section 7.4 No Third-Party Beneficiaries. This Agreement shall inure exclusively to the benefit of and be binding upon the Parties, any Person entitled to indemnification under Article VI with respect to the provisions therein, and their respective successors, permitted assigns, executors and legal representatives. Nothing in this Agreement, express or implied, is intended to confer on any Person (other than the Parties or their respective successors and permitted assigns, any Person entitled to indemnification under Article VI with respect to the provisions therein) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 7.5 Assignments. This Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns, but will not be assignable or delegable by any Party, by operation of Law or otherwise, without the prior written consent of the other Parties; provided, however, that nothing in this Agreement shall or is intended to limit the ability of Purchaser to assign its rights or delegate its responsibilities, liabilities and obligations under this Agreement, in whole or in part, without the consent of Seller to any Affiliate of Purchaser or a successor in interest of all or substantially all of the Acquired Assets. Any attempted assignment in violation of this Section 7.5 shall be void ab initio.

Section 7.6 Amendment; Waiver. This Agreement may be amended, modified or waived (a) prior to the Closing, only by the written agreement of Purchaser and Seller, and (b) after the Closing, only by the written agreement of Purchaser and Seller. No failure or delay of any Party to exercise any right or remedy given to such Party under this Agreement or otherwise available to such Party or to insist upon strict compliance by any other Party with its obligations hereunder and no single or partial exercise of any such right or power shall constitute a waiver of any Party’s right to demand exact compliance with the terms hereof. Any written waiver shall be limited to those items specifically waived therein and shall not be deemed to waive any future breaches or violations or other non-specified breaches or violations unless, and to the extent, expressly set forth therein.

Section 7.7 Agreement Controls. In the event that a provision of any Ancillary Agreement is inconsistent with, conflicts with or contradicts any term of this Agreement, the terms of this Agreement shall prevail.

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Section 7.8 Severability. If any term or provision of this Agreement is held invalid, illegal or unenforceable in any respect under any applicable Law, the validity, legality and enforceability of all other terms and provisions of this Agreement will not in any way be affected or impaired. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

Section 7.9 Governing Law; Equitable Relief. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, inducement to enter and/or performance of this Agreement (whether related to breach of contract, tortious conduct or otherwise and whether now existing or hereafter arising) shall be governed by, the internal Laws of the State of New York, without giving effect to any Law that would cause the Laws of any jurisdiction other than the State of New York to be applied. Purchaser shall cause the Purchaser Indemnified Parties to comply with the foregoing as though such Purchaser Indemnified Parties were a Party to this Agreement. Seller shall cause the Seller Indemnified Parties to comply with the foregoing as though such Seller Indemnified Parties were a Party to this Agreement. The Parties acknowledge that monetary damages calculated at law shall not be an adequate remedy for breach of this Agreement, and that each Party will be entitled to equitable relief, including an injunction and specific performance, for any breach of this Agreement, in addition to any other remedy it may have under this Agreement or otherwise at law or in equity. Each Party agrees to waive any requirements for the securing or posting of any bond in connection with such remedy. For clarity, nothing in this Agreement shall limit any remedy that either Party may have, in law or in equity, for any breach of this Agreement, including the right to seek monetary damages arising from such breach.

Section 7.10 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.

(a) Each Party agrees that any Proceeding arising out of or relating to this Agreement or any transaction contemplated hereby shall be brought exclusively in the Supreme Court of the State of New York, New York County, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Proceeding, the United States District Court for the Southern District of New York, and each of the Parties hereby submits to the exclusive jurisdiction of such courts for itself and with respect to its property, generally and unconditionally, for the purpose of any such Proceeding. A final judgment in any such Proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party agrees not to commence any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby except in the courts described above (other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described above), irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any such court, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum or does not have jurisdiction over any Party. Each Party agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth herein shall be effective service of process for any such Proceeding.

(b) EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, STATUTE OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY PROCEEDING IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER PROCEEDING IN WHICH A

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JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED OR WARRANTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

Section 7.11 Disclosure Schedules. The Disclosure Schedules shall be arranged in separate parts corresponding to the numbered and lettered sections contained herein, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section herein.

Section 7.12 Rules of Construction. The following rules of construction shall govern the interpretation of this Agreement: (a) all references to Articles, Sections, Exhibits, Annexes or Schedules are to Articles, Sections of, or Exhibits, Schedules or Annexes to, this Agreement; (b) the Annexes form part of the operative provision of this Agreement and references to this Agreement shall, unless the context otherwise requires, include references to the Annexes; (c) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP; (d) unless the context otherwise requires, words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter; (e) whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “but not limited to”; (f) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not simply mean “if”; (g) references to any statute, rule, regulation or form (including in the definition thereof) shall be deemed to include references to such statute, rule, regulation or form as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, include any rules and regulations promulgated under such statute), and all references to any section of any statute, rule, regulation or form include any successor to such section; (h) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is referenced in beginning the calculation of such period will be excluded (for example, if an action is to be taken within two days after a triggering event and such event occurs on a Tuesday, then the action must be taken on or prior to Thursday); if the last day of such period is a non-Business Day, the period in question will end on the next succeeding Business Day; (i) time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement; (j) the subject headings of Articles and Sections of this Agreement are included for purposes of convenience of reference only and shall not affect the construction or interpretation of any of its provisions; and (k) the Parties have participated jointly in the negotiation and drafting of this Agreement and the Ancillary Agreements; in the event an ambiguity or question of intent or interpretation arises, this Agreement and the Ancillary Agreements shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement or any Ancillary Agreement and the language used in it will be deemed to be the language chosen by the Parties to express their mutual intent.

Section 7.13 Counterparts; Deliveries. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement may be executed by facsimile or electronic (.pdf) signature and a facsimile or electronic (.pdf) signature shall constitute an original for all purposes.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

PURCHASER:

ALKERMES PHARMA IRELAND LIMITED

By:	/s/ Tom Riordan
Name:	Tom Riordan
Its:	Secretary

[Signature Page to Asset Transfer Agreement]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SELLER:

BAUDAX BIO, INC.

By:	/s/ Gerri Henwood
Name:	Gerri Henwood
Its:	Chief Executive Officer

[Signature Page to Asset Transfer Agreement]

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EXHIBIT A

Intellectual Property Assignments

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1

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EXHIBIT B

Seller FDA Letter

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1

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EXHIBIT C

Withdrawal Notice

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1

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ANNEX 1.1(a) – Acquired Intellectual Property

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Annex 1.1(a)-1

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ANNEX 1.1(b) – Acquired Equipment

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Annex 1.1(b)-i

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***]

HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

ANNEX 1.1(c) – Postmarketing Requirements

[***]

Annex 5.2-i

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***]

HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

Disclosure Schedules

[***]

Disclosure Schedules-i